Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK CORPORATION REPORTS FOURTH QUARTER AND FISCAL 2005

FINANCIAL RESULTS

BELLEVUE, WA – (March 16, 2006) – Saflink® Corporation (NASDAQ: SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today reported its financial results for its fourth quarter and year ended December 31, 2005.

Revenue for the fourth quarter of 2005 was $768,000, compared to $2.4 million for the third quarter of 2005 and $2.3 million for the fourth quarter of 2004. Saflink reported a net loss attributable to common stockholders of $7.6 million, or $0.09 per share, for the fourth quarter of 2005. This is compared to a net loss attributable to common stockholders of $26.1 million, or $0.30 per share, for the third quarter of 2005, which included non-cash impairment losses on goodwill and intangible assets of $19.3 million and $600,000, respectively. This is also compared to a net loss attributable to common stockholders of $6.6 million, or $0.08 per share, for the fourth quarter of 2004.

Revenue for fiscal 2005 was $7.1 million, compared to $6.4 million for fiscal 2004. Saflink reported a net loss attributable to common stockholders of $47.1 million, or $0.56 per share, for fiscal 2005, which included non-cash impairment losses on goodwill and intangible assets of $19.3 million and $1.5 million, respectively. This is compared to a net loss attributable to common stockholders of $18.1 million, or $0.36 per share, for fiscal 2004.

Non-GAAP operating losses for the fourth quarter of 2005 and fiscal 2005 were $6.3 million and $22.5 million, respectively, which excludes certain non-cash charges such as amortization of intangible assets, impairments of goodwill and intangible assets and stock-based compensation expense. These losses are compared to non-GAAP operating losses of $5.4 million and $15.7 million for the fourth quarter of 2004 and fiscal 2004, respectively. Saflink believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of Saflink by reconciling more closely the actual cash expenses of Saflink in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of Saflink. A reconciliation of non-GAAP operating loss and non-GAAP net loss to reported GAAP operating loss and net loss is provided below.

Glenn Argenbright, President and CEO of Saflink commented, “We are disappointed with our operating results for the fourth quarter. Our work in the government sector slowed dramatically as Federal leaders continued to wrestle with funding and technical specifications surrounding the large programs that we have pursued. The shortfall in the government sector was not offset by any significant growth on the commercial side of the business. ”

Argenbright continued, “On the positive side, recent national attention on the topic of port security, as well as the relatively quick pace of the Registered Traveler program, has improved the outlook for us in the government sector. Meanwhile, our new and growing reseller channel is showing steady contributions to our revenue base in the first quarter of this year. These results along with our favorable patent settlement, should improve results in the commercial sector. However, these developments are not likely to generate meaningful revenue contributions until at least the second quarter of this year.”

Saflink will hold a conference call to discuss financial results today at 5:00 PM EST. Saflink may provide forward-looking information on this call. To listen to the conference, please call 1-888-889-5602, domestically, or 973-341-3080, internationally. A recording of the call will be available on the Investors page of the Saflink web site for 30 days after the call.

About Saflink

Saflink Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets and eliminate passwords. Saflink Identity Assurance Management solutions allow administrators to verify identity and control access to computer networks, physical facilities and applications. Saflink also offers protection and privacy for email, web applications and electronic documents. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark of Saflink Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. In addition, our success will depend in part on our ability to keep pace with a changing marketplace, integrate new technology into our core software and hardware and introduce new products and product enhancements that build off of our existing technologies to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our products and services. Also, laws, rules, regulations or industry standards may be adopted in response to these technological changes, which in turn, could materially and adversely affect how we will do business. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT:

Tony Schor, Lindsay Kenoe

(847) 945-2222

www.investorawareness.com

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253) 853-5030

rberry@sterlingpr.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Revenue:
Product	$620	$1,708	$4,929	$4,580
Service	148	559	2,187	1,818

Total revenue	768	2,267	7,116	6,398
Cost of revenue:
Product	356	758	2,198	2,211
Service	160	367	1,402	1,131
Amortization of intangible assets	671	670	2,683	1,227

Total cost of revenue	1,187	1,795	6,283	4,569

Gross profit	(419)	472	833	1,829
Operating expenses:
Product development	2,510	2,287	9,435	5,668
Sales and marketing	2,029	2,250	9,089	7,413
General and administrative	2,048	2,079	7,663	5,727
Impairment loss on goodwill	—	—	19,300	—
Impairment loss on intangible assets	—	—	1,500	—
Stock-based compensation	238	460	1,400	859

Total operating expenses	6,825	7,076	48,387	19,667

Operating loss	(7,244)	(6,604)	(47,554)	(17,838)
Interest expense	(35)	(37)	(138)	(59)
Other income, net	154	96	450	204
Debt extinguishment loss on convertible note to related party	(455)	—	(455)	—
Change in fair value of outstanding warrants	—	—	172	1,808

Loss before income taxes	(7,580)	(6,545)	(47,525)	(15,885)

Income tax provision	13	12	(488)	52

Net loss	(7,593)	(6,557)	(47,037)	(15,937)
Modification of outstanding warrants	—	—	59	2,167

Net loss attributable to common stockholders	$(7,593)	$(6,557)	$(47,096)	$(18,104)

Basic and diluted loss per common share	$(0.09)	$(0.08)	$(0.56)	$(0.36)
Weighted average number of common shares outstanding	88,081	78,472	84,125	50,125

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Operating loss	$(7,244)	$(6,604)	$(47,554)	$(17,838)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangible assets – cost of sales	671	670	2,683	1,227
Amortization of intangible assets – general and administrative	39	39	155	97
Impairment loss on goodwill	—	—	19,300	—
Impairment loss on intangible assets	—	—	1,500	—
Stock-based compensation	238	460	1,400	859

Non-GAAP operating loss	$(6,296)	$(5,435)	$(22,516)	$(15,655)

Net loss attributable to common stockholders	$(7,593)	$(6,557)	$(47,096)	$(18,104)
Adjustments to reconcile net loss attributable to common stockholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangible assets – cost of sales	671	670	2,683	1,227
Amortization of intangible assets – general and administrative	39	39	155	97
Impairment loss on goodwill	—	—	19,300	—
Impairment loss on intangible assets	—	—	1,500	—
Stock-based compensation	238	460	1,400	859
Debt extinguishment loss on convertible note to related party	455	—	455	—
Change in warrant valuation	—	—	(172)	(1,808)
Modification of outstanding warrants	—	—	59	2,167
Tax benefit related to impairment loss on intangible assets	—	—	(540)	—
Deferred income tax associated with acquisition	13	12	52	52

Non-GAAP net income attributable to common stockholders	$(6,177)	$(5,376)	$(22,204)	$(15,510)

Non-GAAP basic and diluted net loss per share	$(0.07)	$(0.07)	$(0.26)	$(0.31)
Weighted average number of common shares outstanding	88,081	78,472	84,125	50,125

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization of intangible assets, impairments of goodwill and intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$15,217	$22,217
Accounts receivable, net	692	1,737
Inventory	563	672
Prepaid expenses	589	756
Other current assets	252	278

Total current assets	17,313	25,660
Furniture and equipment, net	1,018	1,153
Goodwill	75,923	95,223
Intangible assets, net	19,848	24,186

Total assets	$114,102	$146,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,204	$1,665
Accrued expenses	2,150	2,207
Convertible note payable to related party	1,250	1,250
Other current obligation	765	937
Deferred revenue	174	340

Total current liabilities	5,543	6,399
Deferred tax liability	140	628

Total liabilities	5,683	7,027
Stockholders’ equity:
Common stock	889	797
Additional paid-in capital	269,256	254,328
Deferred stock-based compensation	(541)	(1,841)
Accumulated deficit	(161,185)	(114,089)

Total stockholders’ equity	108,419	139,195

Total liabilities and stockholders’ equity	$114,102	$146,222